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                                                                    Exhibit 23.1

            Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Principal Financial Group, Inc. and Principal Life Insurance Company for the registration of $4,000,000,000 Secured Medium-Term Notes and to the incorporation by reference therein of our reports dated February 16, 2005 (except for the second paragraph of Note 15, as to which the date is March 3, 2005), with respect to the consolidated financial statements and schedules of Principal Financial Group Inc., Principal Financial Group Inc. management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Principal Financial Group, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2004, filed with the Securities and Exchange Commission.

                                                           /s/ Ernst & Young LLP

Des Moines, Iowa
November 15, 2005